United States 12 Month Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended March 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(2,218,140)
Unrealized Gain (Loss) on Market Value of Futures	14,603,200
Interest Income	32,842
ETF Transaction Fees	5,000
Total Income (Loss)	$12,422,902

Expenses
Investment Advisory Fee	$72,764
SEC & FINRA Registration Expense	15,500
Brokerage Commissions	13,696
NYMEX License Fee	2,995
Non-interested Directors' Fees and Expenses	1,210
Prepaid Insurance Expense	126
Other Expenses	8,525
Total Expenses	$114,816
Net Gain (Loss)	$12,308,086

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/09	$138,786,595
Additions (500,000 Units)	13,952,421
Withdrawals (600,000 Units)	(16,501,898)
Net Gain (Loss)	12,308,086

Net Asset Value End of Period	$148,545,204
Net Asset Value Per Unit (4,900,000 Units)	$30.32

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502